Exhibit 15

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated August 1, 2016 with respect to the common stock of Xenith Bankshares, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  August 1, 2016

CAPGEN CAPITAL GROUP VI LP

By:		CAPGEN CAPITAL GROUP VI LLC, its general partner

By:	/s/ Eugene A. Ludwig
	Name:	Eugene A. Ludwig
	Title:	Managing Member

CAPGEN CAPITAL GROUP VI LLC

By:	/s/ Eugene A. Ludwig
	Name:	Eugene A. Ludwig
	Title:	Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig
	Name:	Eugene A. Ludwig

ROBERT B. GOLDSTEIN

By:	/s/ Robert B. Goldstein
	Name:	Robert B. Goldstein